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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Salomon Brothers Variable Series Funds Inc (the "Registration Statement") of our reports dated February 18, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to Shareholders of Salomon Brothers Variable Large Cap Growth Fund, Salomon Brothers Variable Small Cap Growth Fund, Salomon Brothers Variable All Cap Fund, Salomon Brothers Variable Investors Fund, Salomon Brothers Variable Strategic Bond Fund, Salomon Brothers Variable High Yield Bond Fund, and Salomon Brothers Variable Total Return Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP




New York, New York
April 25, 2005